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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-30623, 333-30627, 333-32691, 333-58193, 333-65043, 333-
83219, 333-84851, 333-89249, 333-42358, 333-44706) pertaining to the 1996 Board of Directors Stock Option Plan; 1993 Long-Term Incentive Plan; Employee Stock Purchase Plan; 1993 Long-term Incentive Plan; ATL Products, Inc. 1996 Stock Incentive Plan, ATL Products, Inc. 1997 Stock Incentive Plan; 1993 Long-Term Incentive Plan; 1986 Stock Option Plan, 1993 Long-Term Incentive Plan, 1996 Board of Directors Stock Option Plan, ATL Products, Inc. 1996 Stock Incentive Plan, ATL Products, Inc. 1997 Stock Incentive Plan, Employee Stock Purchase Plan; Meridian Data, Inc.1987 Meridian Data Incentive Stock Option Plan,1988 Incentive Stock Plan, 1995 Director Option Plan, 1997 Incentive Stock plan; 1993 Long-Term Incentive Plan, Employee Stock Purchase Plan; Supplemental Stock Option Plan of our report dated April 27, 2001, with respect to the consolidated financial statements and schedule of Quantum Corporation, included in Quantum Corporation's Annual Report (Form 10-K) for the year ended March 31, 2001.

                                  /s/ Ernst & Young LLP

Palo Alto, California
June 26, 2001